UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      October 28, 2013

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Entry into a Material Definitive Agreement.

Effective October 26, 2013, AdCare Health Systems, Inc. (the “Company”) entered into a Waiver, Amendment and Forbearance with Anthony J. Cantone and Attosa Financial LLC (collectively, the “Cantone Holders”), pursuant to which the Company and the Cantone Holders amended the Company’s outstanding subordinated convertible promissory notes with an original maturity date of October 26, 2013 (the “Notes”) to: (i) extend the maturity date until August 29, 2014; (ii) increase the interest rate to 12% per annum; (iii) provide for a cash payment to a holder of any Note equal to 2% of any principal amount converted thereunder; and (iv) delete the requirement to adjust the conversion price of the Notes for dilutive equity issuances (i.e., the “full ratchet anti-dilution” provision). The Cantone Holders, as holders of a majority of the outstanding principal amount of the Notes, agreed and consented to their amendment.

Mr. Cantone filed a Form 4 with the Securities and Exchange Commission (the “SEC”) on July 13, 2012, reporting to beneficially own in excess of 10% of the Company’s common stock. For a discussion of the Company’s relationship with Mr. Cantone, see “Certain Relationships and Related Party Transactions” in the Company’s 2013 Definitive Proxy Statement, filed with the SEC on October 29, 2013.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Waiver, Amendment and Forbearance, dated as of October 26, 2013, by and among the Company and Anthony J. Cantone and Attosa Financial LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer

EXHIBIT INDEX

10.1	Waiver, Amendment and Forbearance, dated as of October 26, 2013, by and among the Company and Anthony J. Cantone and Attosa Financial LLC.